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                                                                      EXHIBIT 21


                 American National Can Group, Inc. Subsidiaries

Name                                                           Jurisdiction
----                                                           ------------

American Can (U.K.) Ltd.                                       United Kingdom
American Can Holdings (U.K.) Ltd.                              United Kingdom
American National Can Asia Pacific Ltd.                        China
American National Can Company                                  Delaware
American National Can Company of Delaware                      Delaware
American National Can de Argentina, S.A.                       Argentina
American National Can do Brasil, Ltda.                         Brazil
American National Can France S.A.                              France
American National Can Holdings (Europe) B.V.                   Netherlands
American National Can Iberica, S.A.                            Spain
American National Can Ireland Ltd.                             Ireland
American National Can Ltd.                                     United Kingdom
American National Can Overseas Corporation                     Delaware
American National Can Paketleme Sanayi ve Ticaret A.S.         Turkey
American National Can Services (Europe) Ltd.                   United Kingdom
American National Can S.p.A.                                   Italy
American National Can Zhaoqing Co. Ltd. (60%)                  China
ANC Container Company                                          Delaware
ANC Receivables Corporation                                    Delaware
ANC Recycling, Inc.                                            Delaware
ANC Services Corporation                                       Delaware
Assetsteady Ltd.                                               United Kingdom
The Magic Can Company                                          Delaware
GC North Bergen Corporation                                    Delaware
Nacanco America Corporation                                    Delaware
Nacanco Atlantic                                               France
Nacanco Deutschland GmbH                                       Germany
Nacanco Finance Corporation                                    Delaware
Nacanco GmbH & Co. KG                                          Germany
Nacanco Holding Europe                                         France
Nacanco Holding France                                         France
Nacanco Holdings (U.K.) Ltd.                                   United Kingdom
Nacanco Netherlands B.V.                                       Netherlands
Nacanco (45) Pensions Ltd.                                     United Kingdom
Nacanco 1988 Pensions Ltd.                                     United Kingdom
Nacanco Pension Trust Ltd.                                     United Kingdom
Nacanco S.A.                                                   France
Nacanco Verwaltungs GmbH                                       Germany
Natadco, Ltd.                                                  Delaware
National Trading Corporation                                   Delaware
The Renaissance Insurance Company                              Vermont